Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

Securities and Exchange Commission
Washington, D.C.

We consent to the use in this registration statement of Medgrup Corporation on Form SB-2, Amendment number one, of our report dated January 31, 2000 on the financial statements of Medgrup Corporation (formerly Medgrup Development Services, Inc.) and our report dated January 31, 2000 on the financial statements of Medgrup Corporation (formerly Perseus Art Group, Inc.), appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Cordovano and Harvey, P.C.
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Cordovano and Harvey, P.C.
Denver, Colorado